Exhibit 1.1

Ramco-Gershenson Properties Trust

6,000,000 Common Shares of Beneficial Interest
Underwriting Agreement
July 31, 2014

Deutsche Bank Securities Inc.
60 Wall St., 4th Floor
New York, New York 10005

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

Ramco-Gershenson Properties Trust, a Maryland real estate investment trust (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule G hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”) 6,000,000 common shares of beneficial interest (the “Underwritten Shares”), par value $0.01 per share (the “Common Shares”), of the Company and, at the option of the Underwriters, up to an additional 900,000 Common Shares (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares.”
The Company hereby confirms its agreement with the Underwriters concerning the purchase and sale of the Shares, as follows:
1.Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-190546), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement;” and as used herein, the term “Preliminary Prospectus” means each prospectus included in such Registration Statement (and any amendments thereto) before effectiveness, and any prospectus (including any prospectus supplement) filed with the Commission pursuant to Rule 424(a) under the Securities Act, and any prospectus (including any prospectus supplement) included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus (including any prospectus supplement) in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the

Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.
At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively, the “Pricing Disclosure Package”): a prospectus dated August 9, 2013 (including the preliminary prospectus supplement dated July 31, 2014) and the information listed on Annex C to this Agreement.
“Applicable Time” means 8:30 A.M., New York City time, on July 31, 2014.
2.Purchase of the Shares by the Underwriters.

(a)The Company agrees to issue and sell the Underwritten Shares to the Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, severally and not jointly, agrees to purchase from the Company the aggregate amount of Underwritten Shares set forth in Schedule G of this Agreement opposite the name of such Underwriter, at a price per share (the “Purchase Price”) of $15.792.

In addition, the Company agrees to issue and sell the Option Shares to the Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company any or all of Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.
If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule G hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.
The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full business day (as hereinafter defined) after the date of such notice. Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.
(b)The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

(c)Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Underwritten Shares, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP at 10:00 A.M., New York City time, on August 5, 2014, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date,” and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”).
(d)The Company acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Underwriters are not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3.Representations and Warranties of the Company and the Operating Partnership. The Company and Ramco-Gershenson Properties, L.P. (the “Operating Partnership”) jointly and severally represent and warrant to the Underwriters, on and as of the date hereof and on and as of the Closing Date and any Additional Closing Date, as the case may be, that:

(a)Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 7(b) hereof.

(b)Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing by the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 7(b) hereof.

(c)Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the document listed on Annex B to this Agreement, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 7(b) hereof.

(d)Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 7(b) hereof.

(e)Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby. All disclosures contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission's rules and guidelines applicable thereto. The financial statements relating to the acquisition by the Company, through the Operating Partnership, of Bridgewater Falls Station LLC and Woodbury Lakes (the “Acquisition”), included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, including Rule 3-14 of Regulation S-X and the pro forma financial information and the related notes thereto reflecting the effect of the Acquisition included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in or incorporated by reference into the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(g)No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus (i) there has not been (A) any material change in the capital stock or other equity interest (other than the issuance of common shares upon exercise of stock options and warrants, the exchange of units of the Operating Partnership or the vesting of restricted stock described as outstanding in, and the grant of options, restricted stock and other awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus), or material change in the short-term debt or long-term debt (other than the repayment of debt at maturity through existing lines of credit, the repayment of certain hedging obligations, the repayment of existing lines of credit resulting from asset sales, and borrowings or repayments under existing lines of credit to fund working capital consistent with past practices), of the Company or any of its subsidiaries, taken as a whole, or (B) any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any shares of beneficial interest, or any material adverse change in or affecting the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other similar calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(h)Organization and Good Standing. The Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, with all requisite trust power and authority to own or lease its properties and conducts its business as described in the Registration Statement. Each of the subsidiaries of the Company has been duly organized and is validly existing as a corporation, limited partnership or limited liability company in good standing under the laws of the jurisdiction of its organization, with all requisite corporate, limited partnership or limited liability company power and authority, as the case may be, to own or lease its properties and conduct its business as described in the Registration Statement. The Company and each of its subsidiaries are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (as defined below) (a “Material Adverse Effect”).

(i)Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of beneficial interest of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as set forth on Schedule A to this Agreement or as described in or expressly contemplated by the Registration Statement, Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any shares of capital stock or other equity interest of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the Common Shares conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly authorized and validly issued, are fully paid and non-assessable and, except to the extent set forth in Schedule B to this Agreement or the Registration Statement, the Pricing Disclosure Package and the Prospectus, are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party. The Company has duly reserved a sufficient number of Common Shares for issuance upon exchange of outstanding units of limited partnership of the Operating Partnership (“OP Units”) in accordance with the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended to date.

(j)Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of trustees of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with United States generally accepted accounting principles, in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(k)Due Authorization. The Company and the Operating Partnership have the requisite power and authority to execute and deliver this Agreement and to perform their obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by each of this Agreement and the consummation by each of the transactions contemplated hereby has been duly and validly taken.

(l)Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

(m)The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.

(n)No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its declaration of trust, certificate of formation, charter, by-laws, partnership agreement, limited liability company agreement or other organization document, as the case may be; (ii) except as described in the Registration Statement, in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(o)No Conflicts. The execution, delivery and performance by the Company and the Operating Partnership of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the declaration of trust, certificate of formation, charter, by-laws, partnership agreement, limited liability company agreement or other organization document of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(p)No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and the Operating Partnership of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement, except such as have already been obtained regarding the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, and the New York Stock Exchange.

(q)Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending, or, to the knowledge of the Company or the Operating Partnership, threatened, to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(r)Independent Accountants. Grant Thornton, LLP, who have audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(s)Title to Real and Personal Property. Except as set forth on Schedule C to this Agreement, the Company and its subsidiaries have good and marketable title in fee simple to all the real properties, or any part thereof, owned by them (collectively, and with all buildings, structures and other improvements located thereon and all easements, rights and other appurtenances thereto, the “Properties”) and good and marketable title to all the other properties and assets reflected in the consolidated financial statements included or incorporated by reference or described in the Registration Statement, Pricing Disclosure Package and Prospectus subject to no lien, security interest, mortgage, pledge, charge, claim, restriction or encumbrance of any kind except those reflected in such financial statements or described in the Registration Statement, Pricing Disclosure Package and Prospectus or which are not material in amount or which do not materially impair the use of such Property for retail shopping center purposes; all liens, security interests, mortgages, pledges, charges, claims, restrictions or encumbrances on or affecting the properties and assets of the Company or any of its subsidiaries that are required to be disclosed in the Registration Statement are disclosed therein or in documents incorporated by reference therein; neither the Company nor the Operating Partnership knows of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning the Properties which would have a Material Adverse Effect; each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not result in a Material Adverse Effect and will not result in a forfeiture or reversion of title; none of the Company nor any subsidiary has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, which if consummated would have a Material Adverse Effect, and to the knowledge of the Company and the Operating Partnership, no such condemnation or zoning change is threatened and which if consummated could have a Material Adverse Effect; no lessee of any portion of any of the Properties is in default under any of the leases governing such Properties and there is no event which, but for the passage of time or the giving of notice or both, would constitute a default under any of such leases, except such defaults as are described in the Registration Statement, Pricing Disclosure Package and Prospectus or that would not have a Material Adverse Effect; and the Company and its subsidiaries occupy their leased properties under valid and binding leases.

(t)No Undisclosed Relationships. No business relationship, direct or indirect, or related person transaction exists between or among the Company or any of its subsidiaries, on the one hand, and any other person required to be described in the Registration Statement, on the other hand, that has not been described as required by the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(u)Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(v)Taxes. The Company and the subsidiaries have filed all federal, state, local and foreign income and franchise tax returns and all other material federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments, fines and penalties levied against them or any of them to the extent that any of the foregoing has become due, except for any such assessment, fine or penalty that is currently being contested in good faith and which, if material, is described in the Registration Statement. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments except as described in the Registration Statement.

(w)Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization, and, to the knowledge of the Company and the Operating Partnership, no such license, certificate, permit or authorization will not be renewed in the ordinary course, in each case except as would not, individually or in the aggregate, have a Material Adverse Effect.

(x)No Labor Disputes. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) no labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or the Operating Partnership, is contemplated or threatened, and (ii) to the knowledge of the Company, there is no existing or threatened labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers.

(y)Compliance with and Liability under Environmental Laws. (i) The Company and its subsidiaries (a) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and there is no event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) there are no proceedings that are pending or threatened against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no civil or criminal penalties of $100,000 or more will be imposed, (b) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could reasonably be expected to have a Material Adverse Effect, and (c) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(z)Hazardous Materials. There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company and its subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance ,waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(aa)Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company or its subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a material liability to the Company or its subsidiaries; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan equals or exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company or its subsidiaries; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company or its subsidiaries. None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year; or (y) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year.

(ab)REIT Status. The Company is organized in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Code, and its actual method of operation as described in the Registration Statement has enabled it since January 1, 1999, and its proposed method of operation will enable it to continue, to meet the requirements for qualification and taxation as a REIT under the Code.

(ac)Mortgages. Except as set forth in the Registration Statement, Pricing Disclosure Package and Prospectus, the mortgages and deeds of trust encumbering the properties and assets described in the Registration Statement, Pricing Disclosure Package and Prospectus are not convertible and neither the Company, any of its subsidiaries, nor any person affiliated therewith holds a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company or any of its subsidiaries.

(ad)OP Units. Except for the issuance of OP Units to the Trust and as set forth on Schedule D to this Agreement, the Operating Partnership has not offered, issued or sold any OP Units at any time during the six-month period preceding the date hereof.

(ae)Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(af)Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the issuer; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the issuer are being made only in accordance with authorizations of management and trustees of the issuer; (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the issuer’s assets that could have a material effect on the financial statements; and (iv) provide reasonable assurance that the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Based on the Company’s most recent evaluation of its internal control over financial reporting pursuant to Rule 13a-15(c) of the Exchange Act, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal control over financial reporting. The Company’s auditors and the Audit Committee of the Board of Trustees of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(ag)Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate for the conduct of the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance, and to the knowledge of the Company and Operating Partnership, the Company and its subsidiaries will be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue their business.

(ah)No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director, officer, or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company or the Operating Partnership, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ai)Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or the Operating Partnership, threatened.

(aj)No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company or the Operating Partnership, any agent, or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past 5 years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ak)No Restrictions on Subsidiaries. Except as set forth on Schedule E to this Agreement, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(al)No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(am)No Registration Rights. Except as set forth on Schedule F to this Agreement and as described in the Registration Statement, Pricing Disclosure Package and Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(an)No Stabilization. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(ao)Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ap)Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(aq)Statistical and Market Data. Nothing has come to the attention of the Company or the Operating Partnership that has caused the Company or the Operating Partnership to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(ar)Sarbanes-Oxley Act. The chief executive officer and the chief financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission. The Company, its officers and directors and the Operating Partnership are otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act.

(as)Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering in accordance with the Securities Act

4.Further Agreements of the Company. The Company covenants and agrees with the Underwriters that:

(a)Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the Prospectus Delivery Period (as defined below) and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, not later than the second business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b)Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to the Underwriters (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by the Underwriters or any dealer.

(c)Amendments or Supplements, Issuer Free Writing Prospectuses. Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives may reasonably object.

(d)Notice to the Representatives. During the Prospectus Delivery Period, the Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective (excluding the filing of any documents that are deemed incorporated by reference therein); (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed (excluding the filing of any documents that are deemed incorporated by reference therein); (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)Clear Market. For a period of 30 days after the date of the Prospectus, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any Common Shares or any securities convertible into or exercisable or exchangeable for any Common Shares, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than the Shares to be sold hereunder and any Common Shares of the Company issued upon the exercise of options granted under Company Stock Plans. Notwithstanding the foregoing, if (1) during the last 17 days of the 30-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 30-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 30-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, the Company may sell the Shares pursuant to this Agreement and may offer, issue, sell, contract to sell or otherwise dispose of or grant options for any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares (1) pursuant to any Company Stock Plan or dividend reinvestment plan in effect as of the date hereof; and (2) pursuant to the exercise or conversion of any warrants, stock options, or other convertible or exchangeable securities of the Company, vesting of restricted shares or the exchange of units of the Operating Partnership, in each case outstanding as of the date hereof and in accordance with their terms as in effect on the date hereof.

(i)Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(j)No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any securities of the Company.

(k)Exchange Listing. The Company will use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”).

(l)Reports. For the prospectus delivery period, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(m)Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n)REIT Status. The Company will use its best efforts to continue to meet the requirements to qualify as a REIT under the Code, subject to the fiduciary duties of the Board of Trustees of the Company to manage the business of the Company.

5.Certain Agreements of the Underwriters.     Each Underwriter hereby represents and agrees, severally and not jointly, that:

(a)It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B to this Agreement or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that the Underwriters using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

6.Conditions of Underwriter's Obligations. The obligation of the Underwriters to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) under the Exchange Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(d)No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) No (A) material change in the capital stock or other equity interest (other than the issuance of common shares upon exercise of stock options and warrants, the exchange of units of the Operating Partnership or the vesting of restricted stock described as outstanding in, and the grant of options, restricted stock and other awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus), or material change in the short-term debt or long-term debt (other than the repayment of debt at maturity through existing lines of credit, the repayment of certain hedging obligations, the repayment of existing lines of credit resulting from asset sales, and borrowings or repayments under existing lines of credit to fund working capital consistent with past practices), of the Company or any of its subsidiaries, taken as a whole, or (B) dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any shares of beneficial interest, nor any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole, shall have occurred or continue to exist; (ii) neither the

Company nor any of its subsidiaries shall have entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other similar calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, which for purposes of the above clauses (i), (ii) and (iii) the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(e)Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f)Chief Financial Officer’s Certificate. The Representatives shall have received on the date of this Agreement and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer of the Company in the form attached as Exhibit B hereto.

(g)Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Grant Thornton LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(h)Opinion and 10b-5 Statement of Counsel for the Company. Honigman Miller Schwartz and Cohn LLP and Ballard Spahr LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-1 and A-2 to this Agreement, respectively.

(i)Opinion and Negative Assurance Letter of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and Negative Assurance Letter statement of Skadden, Arps, Slate, Meagher & Flom, LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(k)Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions, provided, that this clause (j) will be deemed satisfied to the extent the failure to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(l)Exchange Listing. The Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(m)Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and certain officers and directors of the Company relating to sales and certain other dispositions of Common Shares or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(n)Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

(o)All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.Indemnification and Contribution.

(a)Indemnification of the Underwriters. The Company and the Operating Partnership jointly and severally agree to indemnify and hold harmless the Underwriters, their respective affiliates, directors and officers and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonably incurred legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show or any Pricing Disclosure Package, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriters furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in subsection (b) below.

(b)Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its trustees, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by the Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Pricing Disclosure Package, it being understood and agreed upon that the only such information furnished by the Underwriters consists of the following information in the Prospectus furnished on behalf of the Underwriters: the information in the third, twelfth through fourteenth, eighteenth and twentieth paragraphs under the heading “Underwriting."

(c)Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for an Underwriter, its affiliates, directors and officers and any control persons of an Underwriter shall be designated in writing by such Underwriter and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemni-fied Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement, compromise or consent to the entry of any judgment of any pending or threatened proceeding, litigation, investigation or claim in respect of which any Indemnified Person is or could have been a party and indemnification or contribution could have been sought hereunder by such Indemnified Person, unless such settlement, compromise or consent to the entry of any judgment (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.Termination. This Agreement may be terminated in the absolute discretion of the Representatives by notice to the Company if, after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date, (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, or the Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in each case, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus.

10.Default of One of the Underwriters. If one of the Underwriters shall fail at the Closing Date or Additional Closing Date to purchase the Shares which it is obligated to purchase under this Agreement (the “Defaulted Shares”), the non-defaulting Underwriter shall have the right, within 24 hours thereafter, to make arrangements to purchase all, but not less than all, of the Defaulted Shares upon the terms herein set forth; if, however, the non-defaulting Underwriter shall not have completed such arrangements within such 24‑hour period, then:

1.if the number of Defaulted Shares does not exceed 10% of the number of Shares to be purchased on such date, the non‑defaulting Underwriter shall be obligated to purchase the full amount thereof, or

2.if the number of Defaulted Securities exceeds 10% of the number of Shares to be purchased on such date, this Agreement, or, with respect to any Additional Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Additional Closing Date, shall terminate without liability on the part of the non‑defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.
In the event of any such default which does not result in a termination of this Agreement or, in the case of an Additional Closing Date which is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either (i) the Underwriters or (ii) the Company shall have the right to postpone the Closing Date or the relevant Additional Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
11.Payment of Expenses.

(a)Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (ix) all expenses and application fees related to the listing of the Shares on the New York Stock Exchange.

(b)If (i) this Agreement is terminated pursuant to Sections 6 or 9(ii), or (ii) the Company fails to tender the Shares for delivery to the Underwriters upon payment for the Shares by the Underwriters in accordance with this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12.Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from the Underwriters shall be deemed to be a successor merely by reason of such purchase.

13.Survival. Sections 3 (Representations and Warranties of the Company and the Operating Partnership), 7 (Indemnification and Contribution), 11 (Payment of Expenses), 13 (Survival) and 15(c) (Miscellaneous - Governing Law) shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters pursuant to this Agreement and any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14.Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.Miscellaneous.

(a)Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o Deutsche Bank Securities Inc., 60 Wall St., 4th Floor, New York, New York 10005, attention of Equity Capital Markets - Syndicate Desk (facsimile: (212) 797-9344), with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, fax: (212) 797-4564 and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk; and a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036-6522, Attention: David J. Goldschmidt (facsimile: (917) 777-3574). Notices to the Company shall be given to it at Ramco-Gershenson Properties Trust, 31500 Northwestern Highway, Suite 300, Farmington Hills, MI 48334, (fax: (248) 350-9925); Attention: Dennis Gershenson, Chief Executive Officer, with a copy to Honigman Miller Schwartz and Cohn LLP, 2290 First National Building, 660 Woodward Avenue, Detroit, MI 48226-3506 (fax: (313) 465-7455); Attention: Donald J. Kunz.

(b)Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(c)Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(d)Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e)Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.
Very truly yours,
Ramco-Gershenson Properties Trust
By:    /s/ Gregory R. Andrews    Name: Gregory R. Andrews    Title: Senior Vice President and Chief Financial Officer
Ramco-Gershenson Properties, L.P.
By: Ramco-Gershenson Properties Trust, its general partner
By:    /s/ Gregory R. Andrews    Name: Gregory R. Andrews    Title: Senior Vice President and Chief Financial Officer

The foregoing Underwriting Agreement is
hereby confirmed and accepted by the Representatives
on behalf of the several Underwriters listed in Schedule G
hereto as of the date first above written.

Deutsche Bank Securities Inc.

By:    /s/ Young Kim
Name: YOUNG KIM
Title: Managing Director
By:    /s/ Benjamin Marsh
Name: Benjamin Marsh
Title: Director

J.P. Morgan Securities LLC

By:    /s/ Karin Ross
Name: Karin Ross
Title: Executive Director

[Signature Page to Underwriting Agreement]

Schedule A (Section 3(i))

None.

Schedule B (Section 3(i))

Company

None.

Subsidiaries

1.	Certain subsidiaries of the Company are not wholly owned:

Name of Subsidiary	Percent Owned by the Company and/or the Subsidiaries
Auburn Mile Association	71%
Holcomb Ridge Association, Inc.	25%
Ramco 191 LLC	20%
Ramco 450 Venture LLC	20%
Ramco-Gershenson Properties, L.P.	92.9%
Ramco HHF KL LLC	7%
Ramco HHF NP LLC	7%
Ramco/Lion Venture LP	29.9%
Ramco/Shenandoah LLC	40%

2.
Various entities are owned, in whole or in part, by Ramco 191 LLC, Ramco 450 Venture LLC, Ramco-Gershenson Properties, L.P. and Ramco/Lion Venture LP and are not listed individually on this Schedule B.

3.
Many of the Company’s subsidiaries are “special purpose entities” and/or are part of joint ventures. The Company’s direct or indirect interests in such subsidiaries have restrictions attached to them, including transfer and other restrictions, as set forth in the governing documents, mortgages and similar agreements.

Schedule C (Section 3(s))

1.
Ramco Gaines LLC is a party to a Ground Lease dated May 16, 2002, as amended, for approximately 43 acres, a portion of the land underlying the Gaines Marketplace Shopping Center in Gaines Township, Michigan.

2.	Ramco Taylors SQ, LLC is a party to a Land Lease dated July 16, 2004 for land adjacent to the Taylors Square Shopping Center in Taylors, South Carolina.

3.	Lease dated March 22, 2004 between Ramco-Gershenson, Inc. and Brookfield Building Associates, L.L.C., for the premises located at Brookfield Office Park in Farmington Hills, Michigan.

4.	Lease dated April 30, 2007 between Ramco-Gershenson, Inc. and Yamoto Acquisition Company, LLC for Ramco-Gershenson, Inc.’s Boca Raton, Florida office.

5.	Lease dated October 31, 2007, as amended, between Ramco-Gershenson, Inc. and The Office Annex, Inc. for Ramco-Gershenson, Inc.’s St. Petersburg, Florida office.

6.	See item 3 on Schedule B (Section 3(i)) above.

Schedule D (Section 3(dd))

None.

Schedule E (Section 3(kk))

Many of the Company’s subsidiaries are “special purpose entities” and/or are part of joint ventures. Various distribution, transfer and similar restrictions are set forth in the governing documents, mortgages and similar agreements.

Schedule F (Section 3(mm))

1.
The Company is a party to that certain Registration Rights Agreement, dated as of May 10, 1996, among the Company, Dennis Gershenson, Joel Gershenson, Bruce Gershenson, Richard Gershenson, Michael A. Ward U/T/A dated 2/22/77, as amended, and each of the Persons set forth on Exhibit A attached thereto. The Company received a waiver of the registration rights of all parties still having rights under this agreement with respect to the Offering pursuant to that certain Limited Waiver of Registration Rights, which has been delivered to the Underwriters.

Schedule G

Underwriters	Number of Underwritten Shares

Deutsche Bank Securities Inc.	1,800,000
J.P. Morgan Securities LLC	1,800,000
KeyBanc Capital Markets Inc.	960,000
BB&T Capital Markets	240,000
Capital One Securities, Inc.	240,000
Comerica Securities, Inc.	240,000
PNC Capital Markets LLC	240,000
Stifel, Nicolaus & Company Incorporated	240,000
The Huntington Investment Company	240,000

Total	6,000,000

Annex A-1
Forms of Opinion and Negative Assurance of Honigman Miller Schwartz and Cohn LLP
1.The Registration Statement was automatically effective upon its filing with the Commission on August 9, 2013, Base Prospectus (as defined on Exhibit A below) was included with the Registration Statement and filed with the Commission on August 9, 2013, a Preliminary Prospectus Supplement (as defined on Exhibit A below) was filed with the Commission pursuant to Rule 424(b) under the Securities Act on July 31, 2014 and the Prospectus (as defined on Exhibit A below) was filed with the Commission pursuant to Rule 424(b) under the Securities Act on July 31, 2014. To our Actual Knowledge, (a) no stop order suspending the effectiveness of the Registration Statement is in effect and (b) no proceeding for that purpose against the Company or in connection with the Offering is pending or threatened by the Commission.

2.The Registration Statement, as of the Effective Date, and the Prospectus, as of its date, and each document incorporated by reference therein which has been filed with the Commission on or prior to the date hereof (other than the financial statements and related schedules and other financial data contained or incorporated by reference therein, or any statistical information derived from such financial statements, financial statement schedules or other financial data, as to which we express no opinion) appear on their face to comply as to form in all material respects with the requirements of the Securities Act.

3.Each subsidiary of the Company is validly existing and in good standing under the laws of its jurisdiction of incorporation, organization or formation, as applicable, set forth opposite its name in the attached Exhibit B-1. The Company and each subsidiary of the Company has been duly qualified and is in good standing, under the laws of each foreign jurisdiction set forth opposite its name in the attached Exhibit B-2, to transact business in such jurisdiction.

4.The Operating Partnership has the requisite limited partnership power and authority (i) to own or lease its properties and conduct its business as described in the Registration Statement, Pricing Disclosure Package and Prospectus and (ii) to perform its obligations under the Underwriting Agreement. The execution and delivery of the Underwriting Agreement by the Operating Partnership have been duly authorized by all necessary limited partnership action on behalf of the Operating Partnership.

5.The Underwriting Agreement has been duly executed and delivered by the Company and has been duly authorized, executed and delivered by the Operating Partnership.

6.The execution and delivery of the Underwriting Agreement by the Company and the Operating Partnership and the Company’s and the Operating Partnership’s performance of the Underwriting Agreement as of the date of this opinion letter (a) do not violate (i) the Certificate of Limited Partnership or the Agreement of Limited Partnership, (ii) any Law which is applicable to the Company or the Operating Partnership, (b) do not constitute a default under, or result in a breach of, any existing obligation of the Company under any agreement or instrument filed as an exhibit to the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 or any of the Company’s Quarterly Reports on Form 10-Q filed since January 1, 2014 or any of the Company’s Current Reports on Form 8-K filed since January 1, 2014 (the “Material Contracts”), provided, however, that we express no opinion (i) as to whether the execution, delivery or performance of any such agreement will constitute a default under or result in a breach of any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of any person or entity, or (ii) with respect to any matter which requires mathematical calculation or any financial or accounting determination, (c) do not result in any lien, security interest or other encumbrance being created or imposed upon any property or asset of the Company pursuant to any Material Contract or (d) to our Actual Knowledge, do not result in a breach of or violate any existing obligation of the Company or the Operating Partnership under any injunction, order or judgment of any Michigan, New York or federal court or governmental authority that names and is binding on the Company or the Operating Partnership, except in the case of clauses (a)(ii), (b), (c) and (d) for any such violation, default, encumbrance or breach that would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial position, results of operations or business prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”)

7.No consent, approval, authorization, order, registration or qualification of, or filing with, any federal, Michigan, New York or Delaware governmental authority is required to be obtained or made by the Company or the Operating Partnership for the valid execution and delivery of the Underwriting Agreement by the Company or the Operating Partnership, and the Company’s and the Operating Partnership’s performance of the Underwriting Agreement as of the date of this opinion letter, except for (i) such as have been obtained, rendered or complied with, as the case may be, or (ii) such as may be required under applicable state securities or blue sky laws, or the rules and regulations of the Financial Industry Regulatory Authority, in connection with the purchase and distribution of the Shares by the Underwriters.

8.Based solely on a certificate provided by the Company and the results of an inquiry circulated to the attorneys in our firm, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, we hereby confirm to you that there are no actions, suits, claims or proceedings against the Company or any of its subsidiaries that are pending or overtly threatened in writing before any court or governmental or regulatory agency which, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect.

9.The statements set forth in the Preliminary Prospectus, dated July 31, 2014 and the Prospectus, in each case, under the caption “Underwriting”, to the extent that they constitute a summary of the terms of the Underwriting Agreement, fairly summarizes the Underwriting Agreement in all material respects. To our Actual Knowledge, (i) there are no legal, governmental or regulatory actions, suits or proceedings current or pending that are required under the Securities Act to be described in the Registration Statement, Pricing Disclosure Package or the Prospectus and that are not so described in the Registration Statement, Pricing Disclosure Package and the Prospectus, except for actions, suits or proceedings fairly summarized in all material respects therein, (ii) there are no contracts or other documents required under the Securities Act to be filed (by incorporation by reference or otherwise) as exhibits to the Registration Statement that were not so filed, and (iii) there are no statutes, regulations, contracts or other documents required under the Securities Act to be described in the Registration Statement, Pricing Disclosure Package and the Prospectus that were not so described, other than statutes, regulations, contracts or other documents fairly summarized in all material respects therein.

10.After giving effect to the application of the proceeds received by the Company from the offering and sale of the Shares as described in the Prospectus, the Company will not be an “investment company” or an entity “controlled” by an “investment company” as such terms are defined the Investment Company Act of 1940, as amended.

11.Since the commencement of the Company’s taxable year which began January 1, 2002, the Company has been organized and operated in conformity with the requirements for qualification as a REIT under the Code and its proposed method of operation (as represented in the Prospectus) will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. The Company’s qualification and taxation as a REIT under the Code will depend upon the Company’s ability to meet, through actual operating results, the applicable asset composition, source of income, stockholder diversification, distribution and other requirements of the Code and Regulations necessary for REIT qualification. We will not review such operating results and, accordingly, no assurance can be given that the actual results of the Company’s operations for any taxable year will satisfy the requirements for REIT qualification and taxation under the Code.

12.The discussion set forth under the caption “Recently Enacted Legislation” in the Prospectus Supplement, and the discussion set forth in the Registration Statement under the caption “Certain Federal Income Tax Considerations,” although general in nature, taken together are a fair and accurate discussion under current law of the material federal income tax consequences of the acquisition, ownership and disposition of the Company’s common shares of beneficial interest, subject to the qualifications set forth in such discussions.

In addition, in connection with our acting as counsel for the Company in connection with the preparation of the Registration Statement, the Pricing Disclosure Package and the Prospectus, and any amendment and supplement thereto, we have not independently verified the accuracy, completeness or fairness of the statements contained or incorporated therein, and the limitations inherent in the examination made by us and the knowledge available to us are such that we are unable to assume, and we do not assume, any responsibility for such accuracy, completeness or fairness. However, on the basis of our review and participation in conferences in connection with the preparation of the Registration Statement, the Pricing Disclosure Package and the Prospectus, and any amendment and supplement thereto, no facts have come to our attention which have caused us to believe that the Registration Statement as of its effective date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and no facts have come to our attention which have caused us to believe that the Pricing Disclosure Package, as of the Applicable Time, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and no facts have come to our attention which have caused us to believe that the Prospectus (including any amendment or supplement thereto) as of its date and on the date hereof, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. However, we express no opinion or belief as to the financial statements, financial statement schedules and other financial data contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any document incorporated by reference therein, or any statistical information derived from such financial statements, financial statement schedules or other financial data.

Annex A-2
Form of Opinion of Ballard Spahr LLP
1.     The Company has been duly formed and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland.
2.     The Company has the requisite real estate investment trust power and authority to (i) own or lease its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus; (ii) act as the general partner of the Operating Partnership; and (iii) execute and deliver the Underwriting Agreement in its own capacity and, in its capacity as general partner of the Operating Partnership, on behalf of the Operating Partnership, and to perform its obligations thereunder.
3.     The Company has an authorized capitalization as set forth under the captions “Description of Common Shares” and “Description of Preferred Shares” in the Registration Statement, Pricing Disclosure Package and the Prospectus.
4.     The Shares have been duly authorized, and when issued and delivered in accordance with the Underwriting Agreement, in exchange for the consideration therefor, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights under the Declaration of Trust, Bylaws or Title 8 (Real Estate Investment Trusts) of the Corporations and Associations Article of the Annotated Code of Maryland (the “Maryland REIT Law”).
5.     The execution and delivery of the Underwriting Agreement by the Company in its own capacity and, in its capacity as general partner of the Operating Partnership, on behalf of the Operating Partnership, have been duly authorized by all necessary real estate investment trust action on the part of the Company, and the Underwriting Agreement has been executed and delivered by the Company in its own capacity and, in its capacity as general partner of the Operating Partnership, on behalf of the Operating Partnership.
6.     The Shares conform as to legal matters in all material respects to the description of the Common Shares under the caption “Description of Common Shares” in the Registration Statement, Pricing Disclosure Package and the Prospectus.
7.     The statements set forth in Item 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, provide a fair summary of such legal matters, documents and proceedings.
8.     To our knowledge, the Company is not a party to any action, suit or proceeding before any court or governmental authority of the State of Maryland wherein an unfavorable decision, ruling or finding could reasonably be expected to result in any material adverse effect on the condition (financial or otherwise), business prospects, net worth or results of operations of the Company, taken as a whole (a “Material Adverse Effect”).
9.     The execution and delivery of the Underwriting Agreement by the Company in its own capacity and, in its capacity as general partner of the Operating Partnership, on behalf of the Operating Partnership, the issuance and sale of the Shares by the Company, and the compliance by the Company with the provisions of the Underwriting Agreement and the consummation of the transactions contemplated thereby, do not and will not result in any violation of: (i) the provisions of the Declaration of Trust or Bylaws of the Company; or (ii) the provisions of the Maryland REIT Law or, to our knowledge, any other laws of the State of Maryland (other than securities laws and tax laws as to which we express no opinion); or (iii) to our knowledge, any judgment or order of any court or governmental authority of the State of Maryland applicable by name to the Company, except, in the case of clauses (ii) and (iii) above, for any such violation that would not, individually or in the aggregate, result in a Material Adverse Effect.
10.    No consent, approval, authorization, registration or qualification of or with any governmental authority of the State of Maryland pursuant to the Maryland REIT Law or, to our knowledge, any other laws of the State of Maryland (other than securities laws and tax laws as to which we express no opinion) is required in connection with the execution and delivery of the Underwriting Agreement by the Company, in its own capacity and, in its capacity as general partner of the Operating Partnership, on behalf of the Operating Partnership, the issuance and sale of the Shares, and the compliance by the Company with the provisions of the Underwriting Agreement and the consummation of the transactions contemplated thereby, except for such as have been obtained, rendered, or complied with, as the case may be.
11.    The statements set forth in the Registration Statement, Pricing Disclosure Package and the Prospectus under the captions “Description of Common Shares” and “Certain Provisions of Maryland Law and of Our Declaration of Trust and Amended and Restated Bylaws”, insofar as such statements constitute a summary of the Declaration of Trust or Bylaws of the Company or the Maryland REIT law, constitute fair and accurate summaries thereof.

Annex B
Issuer Free Writing Prospectus
[None.]

Annex C
Pricing Disclosure Package

Price to Public: $16.45
Offering Size: 6,000,000 shares (6,900,000 shares if the Underwriter’s option to purchase additional shares is exercised in full)

Exhibit A
FORM OF LOCK-UP AGREEMENT
July 31, 2014

Deutsche Bank Securities Inc.
60 Wall St., 4th Floor
New York, New York 10005

J. P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Re:    Ramco-Gershenson Properties Trust --- Public Offering
Ladies and Gentlemen:
The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Ramco-Gershenson Properties Trust, a Maryland real estate investment trust (the “Company”), and Ramco-Gershenson Properties, L.P., a Delaware limited partnership (the “Operating Partnership”), providing for the public offering (the “Public Offering”) by the Underwriters of common shares of beneficial interest of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.
In consideration of your agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without your prior written consent, the undersigned will not, during the period ending 45 days after the date of the prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any common shares of beneficial interest of the Company, par value $0.01 per share (“Common Shares”) or any securities convertible into or exercisable or exchangeable for Common Shares (including without limitation, Common Shares or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares, in each case other than (A) transfers of shares of Common Shares as a bona fide gift or gifts, and (B) transfers to or from any trust for the direct or indirect benefit of the undersigned or a member of the immediate family of the undersigned, so long as there is no net change in beneficial ownership of Common Shares held by the undersigned, (C) transfers to the legal representative or a member of the immediate family of the undersigned by way of intestate succession, (D) distributions to or from any partnership, corporation or limited liability company controlled by the undersigned or by a member of the immediate family of the undersigned, so long as there is no net change in beneficial ownership of Common Shares held by the undersigned, (E) any pledge in effect on the date hereof of Common Shares as security for a margin account or loan pursuant to the terms of such account or loan, and any dispositions pursuant to the terms thereof; and (F) any exchange of units of the Operating Partnership for Common Shares in accordance with that certain Exchange Rights Agreement with the Company, so long as there is no net change in beneficial ownership of Common Shares held by the undersigned; provided that in the case of any transfer or distribution pursuant to clauses (A)-(D) and (F), each recipient of Common Shares shall execute and deliver to you a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clauses (A), (B) and (D), no filing by any party under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution during such 45-day period referred to above. For purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. Notwithstanding the foregoing, if (1) during the last 17 days of the 45-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 45-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 45-day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
In furtherance of the foregoing, the Company and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representative of the undersigned.
The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from, all obligations under this Letter Agreement. The undersigned understands that you are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.
This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.
Very truly yours,
_________________________
Name:

Exhibit B

Ramco-Gershenson Properties Trust
31500 Northwestern Highway
Farmington Hills, Michigan 48334

July 31, 2014

BACK-UP CERTIFICATE

I, Gregory R. Andrews, Chief Financial Officer of Ramco-Gershenson Properties Trust, a Maryland real estate investment trust (the “Company”), do hereby determine and certify as follows:
(i)    I have been actively involved in the preparation of the Company's preliminary prospectus supplement, dated July 31, 2014 (the "Preliminary Prospectus Supplement");

(ii)    I have reviewed each of the documents incorporated by reference in the Preliminary Prospectus Supplement (the "Incorporated Documents");

(iii)    I have reviewed the items identified in Exhibit A attached hereto (the “Financial Data”), which items are included in the Preliminary Prospectus Supplement and/or the Incorporated Documents;

(iv)    The Company has prepared the Financial Data marked with an “X” in Exhibit A hereto, and, as of the date hereof, each of such items matches or is accurately derived from the appropriate internal accounting and/or financial records of the Company and its subsidiaries;

(v)    The Company has prepared the estimates of costs and expenditures contained in the Financial Data marked with a “Y” in Exhibit A hereto and such estimates are or were based on the terms of the applicable agreements under which such costs may be incurred or expenditures may be made, as applicable and reasonable assumptions, including assumptions with respect to adjustments that have been or are expected to be recorded in connection with completion of the respective projects underlying such estimates based on costs incurred and expenditures made prior to such estimates and consistent with costs incurred and expenditures made with respect to similar prior projects;

(vi)    The Company has prepared the estimates of future obligations and income contained in the Financial Data marked with a “Z” in Exhibit A hereto and such estimates are or were based on the terms of the applicable agreements under which such obligations may be incurred or income may be realized.

IN WITNESS WHEREOF, I have executed this Certificate of the Company as of the date set forth above.
By:_________________________
Name: Gregory R. Andrews
Title: Chief Financial Officer